Exhibit 99.1

2020 Calamos Court
Naperville, IL 60563-2787
www.calamos.com

News Release

FOR IMMEDIATE RELEASE
Contact:
Philip Kranz
Dresner Corporate Services
312-780-7240
Kristine Walczak
Dresner Corporate Services
312-780-7205
Calamos Asset Management, Inc. Names Cristina Wasiak to Senior Vice
President, Chief Financial Officer and Treasurer
NAPERVILLE, Ill., August 13, 2008 – Calamos Asset Management, Inc. (NASDAQ: CLMS) announced that it has named Cristina Wasiak to the position of Senior Vice President, Chief Financial Officer and Treasurer.
Cristina Wasiak, who has been serving as Interim Chief Financial Officer since April 7, 2008, will assume her responsibilities September 1. Wasiak was the Chief Financial Officer of T. Rowe Price Group for three years and has held senior management positions at several companies, including, KeyCorp, ABN AMRO North America, Inc. and Citigroup. Wasiak holds an MBA from Harvard University and a Bachelor of Arts from Princeton University.
John P. Calamos, Sr., Chairman, CEO and Co-Chief Investment Officer, said, “During Cris’s tenure as Interim CFO she has demonstrated her broad financial experience and background in our industry. She will be a welcome addition to our senior management team.”
About Calamos Asset Management
          Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified investment management firm offering equity, fixed-income, convertible and alternative investment strategies, among others. The firm serves institutions and individuals via separately managed accounts and open-end and closed-end funds, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit www.calamos.com.
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